Exhibit 10.7

ONEOK, INC.

DEFERRED COMPENSATION PLAN

FOR

NON-EMPLOYEE DIRECTORS

(Amended and Restated as of November 19, 1998)

I.    ESTABLISHMENT OF PLAN

The Board of Directors of ONEOK, Inc., an Oklahoma corporation (hereinafter called the “Company”), on January 15, 1998, established a non-qualified deferred compensation plan pursuant to which any Director of the Company who is not an officer or present employee of the Company, and who is in a position to contribute to its continued growth, development and future financial success, may be offered an opportunity to defer all or a portion of his/her compensation under terms and conditions that will represent a meaningful benefit to such Director. The Plan is amended and restated according to the terms stated herein, effective November 19, 1998, and all deferred amounts shall be subject to the terms hereof.

II.    PURPOSE

The purpose of the Plan is to improve the Company’s ability to attract and retain Non-Employee Directors who will contribute to the overall success of the Company.

III.    DEFINITIONS

“Beneficiary” shall mean any person designated by a Participant on a form furnished by the Plan Administrator.

“Board” shall mean the Board of Directors of the Company.

“Cash Deferral Option” shall mean the deferral option specified in paragraph IX(a) of the Plan.

“Common Stock” shall mean the $0.01 par value Common Stock of the Company.

“Company” shall mean ONEOK, Inc., an Oklahoma corporation, or any successor thereto.

“Deferred Compensation Account” shall mean the deferred compensation account created by the Company which is payable to a participating Non-Employee Director under the Plan.

“Deferred Compensation Agreement” shall mean a written agreement to defer compensation as described in paragraph VII of the Plan.

“Determination Date” shall mean the last day of a Participant’s term of service as a Non-Employee Director.

“Distributable Balance” shall mean the balance of a Participant’s Deferred Compensation Account on the Determination Date as provided in paragraph XI of the Plan.

“Distribution Date” shall mean the date on which distribution of amounts distributable to a Participant under the Plan and Deferred Compensation Agreement is to be made and/or commenced.

“Fair Market Value” shall mean on a particular date the average of the high and low sale prices of a share of Common Stock in consolidated trading on the date in question as reported by The Wall Street Journal or another reputable source designated by the Committee; provided that if there were no sales on such date reported as provided above, the respective prices on the most recent prior day for which a sale was so reported.

“Investment Return Rate” shall mean the deemed investment rate of return to be credited to a Participant’s Deferred Compensation Account pursuant to paragraphs X and XI of the Plan.

“Long-Term Incentive Plan” shall mean the “Long-Term Incentive Plan” of the Company.

“Non-Employee Director” shall mean any director of the Company who is not also an employee of the Company.

“Participant” shall mean any Non-Employee Director of the Company who elects to defer compensation under the Plan.

“Phantom Stock Option” shall mean the deferral option specified in paragraph IX(b) of the Plan.

“Plan” shall mean this ONEOK, Inc. Deferred Compensation Plan for Non-Employee Directors as set forth in its entirety in this document as it may be amended from time to time.

“Plan Administrator” shall mean the Executive Compensation Committee of the Company’s Board of Directors or any other committee appointed by the Board of Directors to act in that capacity.

“Plan Year” shall mean the calendar year.

IV.    EFFECTIVE DATE

The Plan is amended and restated effective November 19, 1998.

V.    NON-EMPLOYEE DIRECTOR COMPENSATION DEFERRAL

Non-Employee Directors of the Company are paid an annual compensation in the form of an annual retainer and a per meeting fee. Non-Employee Directors who chair a committee of the Board of Directors also receive an additional annual retainer for that position. The Plan allows the Directors to elect to defer all, part, or none of their compensation, and to have two (2) deemed investment options, either the Cash Deferral Option or the Phantom Stock Option, from which to choose as more specifically provided below.

VI.    ELIGIBILITY

All Non-Employee Directors of the Company shall be eligible to participate in the Plan.

VII.    ELECTION TO DEFER

The Plan is a voluntary participation plan. A Non-Employee Director may irrevocably elect to defer the designated portion of his/her Director compensation. Such election is made for a Plan Year by entering into a written Deferred Compensation Agreement with the Company on or before December 31 of the calendar year preceding the Plan Year for which the Non-Employee Director elects to defer compensation. A separate Deferred Compensation Agreement shall be made for each Plan Year a Non-Employee Director elects to defer his/her compensation under the Plan; provided, however, if a Non-Employee Director has made an election to defer compensation under the Plan for a Plan Year, such election shall remain in effect for the next following Plan Year if a new election is not made on or before December 31 of the current Plan Year.

Notwithstanding the foregoing, in the initial 1998 Plan Year of the Plan, each Non-Employee Director may elect to defer compensation payable to him/her for that Plan Year by entering into a Deferred Compensation Agreement before the earlier of the date of his receipt of payment of the compensation elected to be deferred, or February 1, 1998.

Any Non-Employee Director thereafter elected or appointed for the first time to the Board of Directors of the Company may elect to defer compensation hereunder for compensation to thereafter be paid in the current Plan Year by entering into a Deferred Compensation Agreement within fifteen (15) days after such initial election or appointment to the Board of Directors. Any such initial election shall be effective for the Plan Year in which it is made, and thereafter such new Director shall make his/her election to defer for subsequent Plan Years pursuant to the first grammatical paragraph of this paragraph VII.

A Non-Employee Director who is to participate in the Plan must elect the amount, if any, to be deferred, the type of deferral option, and timing of payments, all of which are more specifically described below.

VIII.    AMOUNT OF DEFERRAL

A Non-Employee Director who elects to participate in the Plan, may defer all, a portion or none of (i) the annual retainer for serving as a Director, and/or (ii) the annual retainer for acting as chair of a committee, if applicable. The deferral shall be designated as a percentage of the retainer to which it applies. The Director may also defer all, a portion or none of the per meeting fee, designated as a percentage of the fee.

IX.    DEFERRAL PLAN OPTIONS

A Non-Employee Director who elects to participate in the Plan, may elect one or more of the following deferral options: Cash Deferral Option or Phantom Stock Option. All amounts deferred are subject to the terms of the option elected. The election is made as part of the election procedure described in paragraph VII, above.

(a)  Cash Deferral Option

Under the Cash Deferral Option, a participating Non-Employee Director may elect to defer the receipt of the cash part of all or a portion of such Non-Employee Director’s annual retainer and/or meeting fee. Interest will accrue at the rate defined in paragraph X, below.

(b)  Phantom Stock Option

Under the Phantom Stock Option, prior to November 19, 1998, a participating Non-Employee Director may elect to defer all or a portion of such Non-Employee Director’s annual retainer and/or meeting fee; and/or after November 19, 1998, a participating Non-Employee Director may elect to defer all or a portion of such fees the Director has elected to receive in shares of Common Stock under the Company’s Long-Term Incentive Plan. The electing Non-Employee Director shall receive credit for phantom “stock units” that are deemed to represent shares of the Company’s Common Stock equivalent in value to the amount deferred. The phantom “stock units” will be initially measured and calculated based upon the Fair Market Value of the Common Stock of the Company on the date of deferral, or next preceding date of an available Fair Market Value, if applicable.

(1)	The number of phantom “stock units” received in lieu of cash is dependent on the Fair Market Value of the Company’s Common Stock on the measurement date. The number of phantom “stock units” received in lieu of shares of Common Stock shall be equal to the number of shares deferred.
(2)	“Fractional stock units” will be accounted for as non-interest bearing cash.
(3)	The measurement date is the regular payment date of the annual retainer, committee chair annual retainer, if applicable, and/or meeting fee.
(4)	Dividend reinvestment attributable to such phantom “stock units” shall be credited as provided in paragraph X, below.

X.    DEFERRED COMPENSATION ACCOUNT

The Company shall establish a separate “Deferred Compensation Account” for each Non-Employee Director who becomes a Participant in the Plan and shall credit such Account with the compensation deferred by the Participant. The amount deferred under the Cash Deferral Option (including interest earned thereon) will earn interest at the Investment Return Rate determined annually by the Committee which shall be the Moody’s AAA 30-Year Bond Index on the first business day of the Plan Year, plus 100 basis points. Interest will be credited quarterly (on the 1st day of April, July, October and January) at the applicable Investment Return Rate.

The Deferred Compensation Account of a Non-Employee Director who has elected the Phantom Stock Option, shall have phantom or deemed “dividends” on the phantom “stock units” in his/her Deferred Compensation Account credited to such Account in an amount equal to the dividends paid on the Company’s Common Stock. The deemed dividend equivalent received will be treated in a manner similar to the treatment of dividends under the Company’s Dividend Reinvestment Plan when a Participant therein elects to have dividends reinvested in Common Stock, and will be deemed to be used to purchase additional phantom “stock units” representing Company’s Common Stock at the closing price of the stock on the date the Common Stock dividend is paid. Any fractional stock units will be accounted for as non-interest bearing cash. The Deferred Compensation Account shall also be adjusted for any stock dividends, stock splits, etc. In the event the Company’s Dividend Reinvestment Plan is modified in any way, such deemed dividends credited through this Plan will be handled in accordance with said modification. If the Company’s Dividend Reinvestment Plan is terminated, such deemed dividends credited through this Plan will continue to be reinvested in accordance with the provisions of the terminated Dividend Reinvestment Plan.

The amount equal to the balance in the Deferred Compensation Account of the Participant, taking into account all credits, shall be the amount a Participant shall be entitled to receive under the terms of the Plan, provided that with respect to all deferrals into phantom “stock units”, including those deferrals made prior to November 19, 1998 the phantom “stock units” will be settled in shares of Company Common Stock made available under the Company’s Long-Term Incentive Plan.

The Company shall furnish or cause to be furnished to each Participant in the Plan an annual statement of his/her Deferred Compensation Account.

XI.    DISTRIBUTION FROM THE DEFERRED COMPENSATION ACCOUNT

By written irrevocable election made at the time of each deferral election by a Participant, pursuant to the Deferred Compensation Agreement, the Participant must select one of the following methods for receipt of payment of the amount deferred (and interest or deemed dividends credited thereto) from the Participant’s Deferred Compensation Account:

(a)	a payment in a single distribution immediately upon the Participant’s Determination Date; or
(b)	payment amounts of cash deferred in monthly installments over a specified number of years, and commencing at a time on or after the Participant’s Determination Date as designated by the Participant’s irrevocable election; or
(c)	a payment of phantom stock units deferred in a single distribution of Common Stock on a Distribution Date elected by the Participant in accordance with the Plan.

The Distributable Balance in the Deferred Compensation Account with respect to any Plan Year shall become fixed and determined at the Participant’s Determination Date.

The Distributable Balance in the Deferred Compensation Account of a Participant for any deferrals under the Cash Deferral Option is the cash balance of such Deferred Compensation Account at the Participant’s Determination Date. The Distributable Balance in the Deferred Compensation Account of a Participant for any deferrals under the Phantom Stock Option is, prior to the effective date of this amendment and restatement, an amount equal to the Fair Market Value of the phantom “stock units” in such Account at Participant’s Determination Date and on or after the effective date of this amendment and restatement, the number of shares of Company Common Stock equal to the number of phantom “stock units” plus any cash amounts held in respect of fractional “stock units.”

At the Determination Date of a Participant, such Participant’s Deferred Compensation Account Distributable Balance for all Plan Years is valued. From that Determination Date forward, any remaining cash balance in the Account (i.e., balance during the time of installment payments) shall bear interest at the Investment Return Rate and any remaining phantom “stock unit” balance shall continue to be credited with “dividends” as provided in paragraph X above. In the event a Participant elects payment of the cash balance of the Participant’s Deferred Compensation Account Distributable Balance in installments, each installment shall be calculated by dividing the then value of that portion of the Deferred Compensation Account which is in cash by the number of installments remaining as of such date. To the extent the Distributable Balance is payable and distributable in shares of Common Stock of the Company, that part of the Participant’s Deferred Compensation Account that consists of phantom stock units and phantom dividends shall be payable in shares of Common Stock which shall be issued in a single distribution to the Participants under the Company’s Long-Term Incentive Plan on the Distribution Date elected by the Participant.

Distribution of a Participant’s Distributable Balance shall commence immediately upon the occurrence of the death or disability of the Participant, if such event occurs prior to the Distribution Date elected by the Participant, and such distribution shall be made in the form elected by the

Participant. In such a case, the Distributable Balance in the Deferred Compensation Account of the Participant shall be determined as of the date of such event in like manner as if such event was a Determination Date for such Participant.

Distribution of the Distributable Balance in the form elected by the Participant shall continue in the event of death or disability of the Participant on or after the Distribution Date.

Distribution of the Distributable Balance in the form elected by the Participant shall be made to the Participant in the event of disability of such Participant; provided, that the Committee may, in its sole discretion, direct that such distribution instead be made to a guardian or other representative of a Participant who is disabled.

Each Non-Employee Director who is a Participant shall also designate a Beneficiary to receive the unpaid balance of the value of the Participant’s Deferred Compensation Account in the event of the Participant’s death prior to complete distribution of such unpaid balance of the Account. The unpaid balance shall be received in the form elected by the Participant. If no Beneficiary is designated, then the Participant’s Deferred Compensation Account shall be distributed to the estate of the deceased Participant.

XII.    NON-ASSIGNABILITY

The right of a Non-Employee Director or Beneficiary to receive payments under this Plan shall not be pledged, assigned, transferred or subject to garnishment attachment or other legal process by creditors of such Non-Employee Director or Beneficiary.

XIII.    ADMINISTRATION OF THE PLAN

The Plan shall be administered by the Executive Compensation Committee of the Board of Directors of the Company, or by such other Committee as may be appointed and designated by the Board to administer the Plan from time to time. The Executive Compensation Committee shall supervise and direct the administration and operation of the Plan, and shall have such powers and duties as are specified in the Plan, or are otherwise necessary and appropriate thereto. The Committee, in its sole discretion, may establish rules and procedures governing the administration of the Plan, and shall have the power to interpret provisions of the Plan, and construe and determine the effect of Participant Deferred Agreements and other instruments pertaining to the Plan, and all actions taken by the Executive Compensation Committee pursuant to the foregoing shall be binding on all Participants, Beneficiaries and other persons.

XIV.    FUNDING

The amounts of compensation deferred by any Non-Employee Director under this Plan shall constitute an unfunded and unsecured promise by the Company to pay such Non-Employee Director the deferred compensation in the future.

Although the Company may make, in its sole discretion, investments for the purpose of providing funds to pay such unsecured obligations made by it to the Plan, any such investments shall remain the sole and exclusive property of the Company subject to claims of its creditors generally; provided, that the Company may, at its option, create a grantor or rabbi trust to pay part or all of its obligations under the Plan as it determines to the extent permissible without changing the unfunded and unsecured nature of its deferred compensation obligations to Participants under the Plan.

XV.    STATE LAWS GOVERNING PLAN

This Plan shall be governed by the laws of the State of Oklahoma.

XVI.    AMENDMENT OR TERMINATION OF PLAN

This Plan shall continue in effect until amended or terminated by the Board of Directors of the Company, by action of those Directors who are not eligible to participate in the Plan. Any such amendment or termination shall not adversely affect any Deferred Compensation Account of a Participant then in existence under the Plan or any rights of a Participant under a Deferred Compensation Agreement entered into with a Participant prior to such amendment or termination.

ONEOK, Inc.

David L. Kyle Chairman of the Board, President and Chief Executive Officer